Exhibit 10.1

INVESTMENT MANAGEMENT TRUST AGREEMENT

This INVESTMENT MANAGEMENT TRUST AGREEMENT (this “Agreement”) entered into as of the __th day of _____, 2008, by and between Chardan 2008 China Acquisition Corp., a British Virgin Islands business company of limited liability (the “Company”), with offices c/o Chardan Capital, LLC, at Suite 18E, Tower A, Oriental Kenzo Plaza, 48 Dongzhimenwai Street, Beijing, 100027, China, and Continental Stock Transfer & Trust Company, a New York corporation (“Trustee”) located at 17 Battery Place, New York, New York 10004.

WHEREAS, the Company’s registration statement, No. 333-152623 on Form F-1, as amended (the “Registration Statement”), for its initial public offering (“IPO”) of units (the “Units”) of the Company, each Unit consisting of one ordinary share, par value $0.0001 per share (an “Ordinary Share”) and one warrant to purchase one Ordinary Share (a “Warrant”), has been declared effective as of the date hereof (the “Effective Date”) by the Securities and Exchange Commission (the “Commission”);

WHEREAS, the Company has issued an aggregate of 2,000,000 warrants (the “Private Placement Warrants”) in a private offering (the “Offering”) pursuant to the Securities Act of 1933, as amended (the “Act”);

WHEREAS, Brean Murray, Carret & Co., LLC, Maxim Group LLC and Roth Capital Partners, LLC (the “Representatives”) are acting as the representative of the several underwriters (the “Underwriters”) in the IPO;

WHEREAS, as described in the Company’s Registration Statement, and in accordance with the Company’s Amended and Restated Memorandum and Articles of Association, an aggregate of $54,300,000 of the gross proceeds of the IPO, including $1,100,000 in deferred underwriting compensation, $1,100,000 in deferred non-accountable expense allowance and $1,000,000 of the sale proceeds of the Private Placement Warrants, will be delivered to the Trustee to be deposited and held in a trust account for the benefit of the Company and the holders of the Company’s Ordinary Shares issued in the IPO, except as otherwise provided herein, (the amount to be delivered to the Trustee will be referred to herein as the “Property”; the shareholders for whose benefit the Trustee shall hold the Property will be referred to as the “Public Shareholders”, and the Public Shareholders, the Underwriters and the Company will be referred to together as the “Beneficiaries”);

WHEREAS, pursuant to the Underwriting Agreement, dated as of _____ __, 2008, between the Company and the Underwriters, a portion of the Property equal to: (i) $1,100,000 is attributable to deferred underwriting compensation, and (ii) $1,100,000 is attributable to deferred non-accountable expense allowance, which will become payable by the Company to the Underwriters upon the consummation of a Business Combination (as defined in the Registration Statement), and then only with respect to those Units as to which the component ordinary shares have not been redeemed for cash by those shareholders who voted against the business combination and exercised their redemption rights (the “Deferred Discount”); and

WHEREAS, the Company and the Trustee desire to enter into this Agreement to set forth the terms and conditions pursuant to which the Trustee shall hold the Property;

IT IS AGREED:

1. Agreements and Covenants of Trustee. The Trustee is hereby appointed to serve as Trustee hereunder, and the Trustee hereby agrees to act as Trustee upon the terms and conditions set forth herein. The Trustee hereby agrees and covenants to:

(a) hold the Property in trust for the Beneficiaries in accordance with the terms of this Agreement, in a segregated trust account(s) (“Trust Account”) established by the Trustee at J.P. Morgan Chase Bank N.A. and at a branch of Goldman Sachs Group, Inc. located outside the United States selected by the Company;

(b) manage, supervise and administer the Trust Account subject to the terms and conditions set forth herein;

(c) in a timely manner, upon the instruction of the Company, to invest and reinvest the Property in any “Government Security”. As used herein, Government Security means any Treasury Bill issued by the United States, having a maturity of 180 days or less or any open ended investment company registered under the Investment Company Act of 1940, as amended, that holds itself out as a money market fund meeting the conditions of paragraphs (c)(2), (c)(3) and (c)(4) under Rule 2a-7 promulgated under the Investment Company Act of 1940, as determined by the Company;

(d) collect and receive, when due, all principal and income arising from the Property, which shall become part of the “Property,” as such term is used herein;

(e) notify the Company of all communications received by it with respect to any Property requiring action by the Company;

(f) supply any necessary information or documents as may be requested by the Company in connection with the Company’s preparation of the tax returns for the Trust Account or the Company;

(g) participate in any plan or proceeding for protecting or enforcing any right or interest arising from the Property if, as and when instructed by the Company and/or the Underwriters to do so;

(h) render to the Company, and to such other person as the Company may instruct, monthly written statements of the activities of and amounts in the Trust Account reflecting all receipts and disbursements of the Trust Account;

(i) if there is any income or other tax obligation relating to the income from the Property in the Trust Account as determined by the Company, then, from time to time, at the written instruction of the Company, the Trustee shall promptly to the extent there is not sufficient cash in the Trust Account to pay such tax obligation, liquidate such assets held in the Trust Account as shall be designated by the Company in writing, and disburse to the Company by wire transfer, out of the Property in the Trust Account, the amount indicated by the Company as owing in respect of such income tax obligation;

(j) as of the date of the consummation of the Company’s initial business combination, whether through merger, share exchange, asset or share acquisition, exchangeable share transaction, contractual control arrangement or other similar type of transaction, of one or more assets or operating businesses in which the collective fair market value of the target business is equal to at least eighty percent of the net assets of the Company at the time of such business combination (a “Business Combination”) or the vote of the Company’s board of directors to liquidate and dissolve the Company, commence liquidation of the Trust Account in accordance with the terms of a letter (“Termination Letter”), in a form substantially similar to that annexed hereto as Exhibit A or Exhibit B, as applicable, signed on behalf of the Company by its Chairman and Chief Executive Officer, and complete the liquidation of the Trust Account and distribute the Property in the Trust Account only as directed in the Termination Letter and the other documents referred to therein. The Trustee understands and agrees that disbursements from the Trust Account shall be made only pursuant to a duly executed Termination Letter, together with the other documents referenced herein. The provisions of this Section 1(j) may not be modified, amended or deleted under any circumstances;

(k) in accordance with the instructions contained in the Termination Letter, as of the date 18 months from the date of this Agreement (the “LOI Termination Date”), or 30 months from the date hereof in the event the Company has executed the Letter of Intent (as hereinafter defined) prior to the LOI Termination Date but failed to consummate a Business Combination (the “Second Termination Date”), or 36 months from the date hereof in the event the Company’s shareholders have voted to increase the amount of time available to the Company to consummate a Business Combination (the “Third Termination Date”), commence liquidation of the Trust Account. The Trustee, upon receipt of written instructions from the Company and the Representatives, shall deliver a notice to Public Shareholders of record as of the LOI Termination Date, Second Termination Date or Third Termination Date, whichever the case may be, by U.S. mail or via the Depository Trust Company (“DTC”), within five days of the LOI Termination Date, Second Termination Date or Third Termination Date, as applicable, to notify the Public Shareholders of such event. The Trustee shall deliver to each Public Shareholder its ratable share of the Property against satisfactory evidence of delivery of the ordinary share certificates by the Public Shareholders to the Company through DTC, its Deposit Withdraw Agent Commission system or as otherwise presented to the Trustee; provided, however, that in the event that a Termination Letter has not been received by the LOI Termination Date, the Second Termination Date or the Third Termination Date, whichever the case may be, the Trust Account shall be liquidated as part of the Company’s plan of dissolution and distribution approved by the Company’s Public Shareholders in accordance with the procedures set forth in the Termination Letter to the shareholders of record on the record date; provided, further, that the record date shall be within ten (10) days of the LOI Termination Date, the Second Termination Date or Third Termination Date, whichever the case may be, or as soon thereafter as is practicable. Notwithstanding the foregoing, (i) if the Trustee receives a bona fide, executed letter of intent or engagement letter (the “Letter of Intent”) for a Business Combination prior to the LOI Termination Date, accompanied by an Officer’s Certificate (as hereinafter defined), then the Trustee shall forego or suspend any liquidation of the Trust Account until the earlier of a Business Combination or the Second Termination Date, and (ii) if, prior to the Second Termination Date, the Trustee receives a certified copy of the results of a meeting of the Company’s shareholders pursuant to which the Company’s shareholders extended the time available to the Company to consummate a Business Combination to the Third Termination Date, as accompanied by an Officer’s Certificate, then the Trustee shall forego or suspend any liquidation of the Trust Account until the earlier of a Business Combination or the Third Termination Date; and

(l) the distribution, if any, of the Deferred Discount to the Underwriters upon the liquidation of the Trust Account as provided herein shall be made from the Trust Account through the Trustee (and not through the Company) in accordance with a written instruction of the Company and the Underwriters.

2. Limited Distributions of Income on Property.

(a) If there is any income or other tax obligation relating to the income from the Property in the Trust Account as determined by the Company, then, from time to time, at the written instruction of the Company, the Trustee shall promptly to the extent there is not sufficient cash in the Trust Account to pay such tax obligation, liquidate such assets held in the Trust Account as shall be designated by the Company in writing, and disburse to the Company by wire transfer, out of the Property in the Trust Account, the amount indicated by the Company as owing in respect of such income tax obligation; provided, however, that the aggregate amounts distributed pursuant to this Section 2(a) and Section 2(b) below may not at any time cause the amount in the Trust Account to fall below the amount initially deposited into the Trust Account.

(b) Upon one or more written requests from the Company, the Trustee shall distribute to the Company interest earned on the Trust Account, net of taxes payable. The distributions requested by the Company may be for any amount, provided that (i) in the aggregate, all distributions under this paragraph 2(b) may not exceed the limitation imposed by paragraph 2(a), and (ii) that such distributions may only be made if and to the extent that interest has been earned and collected, net of taxes, on the amount initially deposited into the Trust Account.

(c) Except as provided in this Section 2, no other distributions from the Trust Account shall be permitted except in accordance with Sections 1(i) and 1(j) hereof.

3. Agreements and Covenants of the Company. The Company hereby agrees and covenants:

(a) to give all instructions to the Trustee hereunder in writing, signed by the Company’s Chairman or Chief Executive Officer. In addition, except with respect to its duties under Sections 1(i) and 1(j) above, the Trustee shall be entitled to rely on, and shall be protected in relying on, any verbal or telephonic advice or instruction which it in good faith believes to be given by any one of the persons authorized above to give written instructions; provided, however, that the Company shall promptly confirm such instructions in writing. In all cases, the Company shall provide the Representatives with a copy of any Termination Letter and/or any other correspondence delivered to the Trustee or received from the Trustee with respect to any proposed withdrawal from the Trust Account promptly after it has delivered or received same;

(b) subject to the provisions of Section 5 hereof, to hold the Trustee harmless and indemnify the Trustee from and against, any and all expenses, including reasonable counsels’ fees and disbursements, or loss suffered by the Trustee in connection with any action, suit or other proceeding brought against the Trustee involving any claim, or in connection with any claim or demand which in any way arises out of or relates to this Agreement, the services of the Trustee hereunder, or the Property or any income earned from investment of the Property, except for expenses and losses resulting from the Trustee’s gross negligence or willful misconduct. Promptly after the receipt by the Trustee of notice of demand or claim or the commencement of any action, suit or proceeding, pursuant to which the Trustee intends to seek indemnification under this paragraph, it shall notify the Company in writing of such claim (hereinafter referred to as the “Indemnified Claim”). The Trustee shall have the right to conduct and manage the defense against such Indemnified Claim, provided, that the Trustee shall obtain the consent of the Company with respect to the selection of counsel, which consent shall not be unreasonably withheld. The Company may participate in such action with its own counsel;

(c) to pay the Trustee an initial acceptance fee, an annual fee and a transaction processing fee for each disbursement made pursuant to Sections 2(a) and 2(b) as set forth on Schedule A annexed hereto, which fees shall be subject to modification by the parties from time to time. It is expressly understood that the Property shall not be used to pay such fee. The Company shall pay the Trustee the initial acceptance fee and first year’s fee at the consummation of the IPO and thereafter on the anniversary of the Effective Date. The Trustee shall refund to the Company the fee (on a pro rata basis) with respect to any period after the liquidation of the Trust Fund. The Company shall not be responsible for any other fees or charges of the Trustee except as set forth in this Section 3(c) and as may be provided in Section 3(b) hereof (it being expressly understood that the Property shall not be used to make any payments to the Trustee under such section);

(d) that, in the event that the Company consummates a Business Combination and the Trust Account is liquidated in accordance with Sections 1(i) or 1(j) hereof, an independent party designated by the Representatives shall act as the inspector of election to certify the results of the shareholder vote and the Public Shareholder vote;

(e) that the Company’s Chairman or Chief Executive Officer shall certify (i) prior to the LOI Termination Date that (A) the Company has entered into a Business Combination; (B) the Company has entered into a Letter of Intent or definitive agreement relating to a Business Combination; or (C) that the Company’s board of directors has determined to liquidate the Company; (ii) prior to the Second Termination Date that (A) the Company has entered into a Business Combination; (B) the Company’s shareholders voted to extend the time period available to the Company to consummate a Business Combination to the Third Termination Date; or (C) that the Company’s board of directors has determined to liquidate the Company; and (iii) prior to the Third Termination Date that (A) the Company has entered into a Business Combination; or (B) that the Company’s board of directors has determined to liquidate the Company. A copy of any applicable consents, actions of shareholders, Letter of Intent or definitive agreement shall be attached to such certificate;

(f) in connection with any vote of the Company’s shareholders regarding a Business Combination, to provide to the Trustee an affidavit or certificate of a firm regularly engaged in the business of soliciting proxies and tabulating shareholder votes verifying the vote of the Public Shareholders regarding such Business Combination; and

(g) as soon as practicable after the LOI Termination Date, Second Termination Date or Third Termination Date, as applicable, to instruct the Trustee to commence liquidation of the Trust Account as part of the Company’s plan of dissolution and liquidation.

4. Limitations of Liability. The Trustee shall have no responsibility or liability to:

(a) imply obligations, perform duties, inquire or otherwise be subject to the provisions of any agreement or document other than this agreement and that which is expressly set forth herein;

(b) take any action with respect to the Property, other than as directed in Section 1 and 2 hereof and the Trustee shall have no liability to any party except for liability arising out of its own gross negligence or willful misconduct;

(c) institute any proceeding for the collection of any principal and income arising from, or institute, appear in or defend any proceeding of any kind with respect to, any of the Property unless and until it shall have received written instructions from the Company given as provided herein to do so and the Company shall have advanced or guaranteed to it funds sufficient to pay any expenses incident thereto;

(d) change the investment of any Property, other than in compliance with Section 1(c);

(e) refund any depreciation in principal of any Property;

(f) assume that the authority of any person designated by the Company to give instructions hereunder shall not be continuing unless provided otherwise in such designation, or unless the Company shall have delivered a written revocation of such authority to the Trustee;

(g) the Company or to anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment, except for its gross negligence or willful misconduct. The Trustee may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Trustee), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Trustee, in good faith, to be genuine and to be signed or presented by the proper person or persons. The Trustee shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement or any of the terms hereof, unless evidenced by a written instrument delivered to the Trustee signed by the proper party or parties and, if the duties or rights of the Trustee are affected, unless it shall give its prior written consent thereto;

(h) pay any taxes on behalf of the Trust Account (it being expressly understood that the Trustee’s sole obligation with respect to taxes shall be as set forth in Section 2(a) hereof); and

(i) verify calculations, qualify or otherwise approve Company requests for distributions pursuant to Sections 1(i), 1(j), 2(a) or 2(b) above.

5. No Right of Set-Off. The Trustee waives any right of set-off or any right, title, interest or claim of any kind that the Trustee may have against the Property held in the Trust Account. In the event the Trustee has a claim against the Company under this Agreement, including, without limitation, under Section 3(b), the Trustee will pursue such claim solely against the Company and not against the Property held in the Trust Account.

6. Termination. This Agreement shall terminate as follows:

(a) if the Trustee gives written notice to the Company that it desires to resign under this Agreement, the Company shall use its reasonable efforts to locate a successor trustee during which time the Trustee shall continue to act in accordance with the terms of this Agreement. At such time that the Company notifies the Trustee that a successor trustee has been appointed by the Company and has agreed to become subject to the terms of this Agreement, the Trustee shall transfer the management of the Trust Account to the successor trustee, including but not limited to the transfer of copies of the reports and statements relating to the Trust Account, whereupon this Agreement shall terminate; provided, however, that, in the event that the Company does not locate a successor trustee within ninety days of receipt of the resignation notice from the Trustee, the Trustee may submit an application to have the Property deposited with the United States District Court for the Southern District of New York and upon such deposit, the Trustee shall be immune from any liability whatsoever that arises due to any actions or omissions to act by any party after such deposit; or

(b) at such time that the Trustee has completed the liquidation of the Trust Account in accordance with the provisions of Sections 1(i) or 1(j) hereof, and distributed the Property in accordance with the provisions of the Termination Letter, this Agreement shall terminate.

7. Miscellaneous.

(a) The Company and the Trustee each acknowledge that the Trustee will follow the security procedures set forth below with respect to funds transferred from the Trust Account. The Company and the Trustee will each restrict access to confidential information relating to such security procedures to authorized persons. Each party must notify the other party immediately if it has reason to believe unauthorized persons may have obtained access to such information, or of any change in its authorized personnel. In executing funds transfers, the Trustee will rely upon all information supplied to it by the Company, including, account names, account numbers, and all other identifying information relating to a beneficiary, beneficiary’s bank or intermediary bank. The Trustee shall not be liable for any loss, liability or expense resulting from any error in an account number or other identifying number.

(b) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws. It may be executed in several counterparts, each one of which shall constitute an original, and together shall constitute but one instrument.

(c) This Agreement contains the entire agreement and understanding of the parties hereto with respect to the subject matter hereof. This Agreement or any provision hereof may only be changed, amended or modified by a writing signed by each of the parties hereto; provided, however, that no such change, amendment or modification may be made without the prior written consent of the Representatives who, along with each other Underwriter, the parties specifically agree, are and shall be the third party beneficiaries for purposes of this Agreement; provided, further, any amendment to Section 1(j) shall require the vote or consent of holders of 95% of the Ordinary Shares held by the Public Shareholders, it being the specific intention of the parties hereto that each Public Shareholder is and shall be a third-party beneficiary of this Section 7(c) with the same right and power to enforce this Section 7(c) as either of the parties hereto. For purposes of this Section 7(c), the “consent of holders of 95% of the Ordinary Shares held by the Public Shareholders” shall mean receipt by the Trustee of a certificate from an entity certifying that (i) such entity regularly engages in the business of serving as inspector of elections for companies whose securities are publicly traded, and (ii) either (a) 95% of the Public Shareholders of record as of the record date, have voted in favor of such amendment or modification, or (b) 95% of the Public Shareholders of record as of the record date has delivered to such entity a signed writing approving such amendment or modification.. As to any claim, cross-claim or counterclaim in any way relating to this Agreement, each party waives the right to trial by jury.

(d) The parties hereto consent to the jurisdiction and venue of any state or federal court located in the City of New York for purposes of resolving any disputes hereunder. The parties hereto irrevocably submit to such jurisdiction, which jurisdiction shall be exclusive, and hereby waive any objection to such exclusive jurisdiction and accept such venue, and waive any objection that such courts represent an inconvenient forum.

(e) Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or by facsimile transmission:

if to the Trustee, to:

Continental Stock Transfer & Trust Company
17 Battery Park
New York, New York 10004
Fax No.: (212) 509-5150
Attn.: Steven Nelson & Frank Di Paolo

if to the Company, to:

Chardan China 2008 Acquisition Corp.
c/o Chardan Capital, LLC
Suite 18E, Tower A
Oriental Kenzo Plaza
48 Dongzhimenwai Street
Beijing, 100027, China
Fax No.: 86-10-84477246
Attn: Xiaosong Zhong, Chief Financial Officer

with a copy in each case to:

Richardson & Patel LLP
405 Lexington Avenue, 26th Floor
New York, New York 10174
Fax No.: (212) 907-6687
Attn.: Jody R. Samuels, Esq.

and

Brean Murray, Carret & Co., LLC
570 Lexington Avenue
New York, New York 10022
Fax No.: (212) 702-6649
Attn.: William McClusky

and

Maxim Group LLC
405 Lexington Avenue, 2nd Floor
New York, New York 10174
Fax No.: (212) 895-3555
Attn.: Clifford Teller

and

Roth Capital Partners, LLC
24 Corporate Plaza
Newport Beach, California 92660
Fax No.: (949) 720-7215
Attn.: Renny Chavanikamannil

and

Ellenoff Grossman & Schole LLP
150 East 42nd Street, 11th Floor
New York, New York 10017
Fax: (212) 370-7889
Attn.: Lawrence A. Rosenbloom, Esq.

(f) This Agreement may not be assigned by the Trustee without the prior written consent of the Company and the Representatives.

(g) Each of the Trustee and the Company hereby represents that it has the full right and power and has been duly authorized to enter into this Agreement and to perform its respective obligations as contemplated hereunder. The Trustee acknowledges and agrees that it shall not make any claims or proceed against the Trust Account, including by way of set-off, and shall not be entitled to any funds in the Trust Account under any circumstance. The Trustee hereby consents to the inclusion of Continental Stock Transfer & Trust Company in the Registration Statement and other materials relating to the IPO.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have duly executed this Investment Management Trust Agreement as of the date first written above.

CHARDAN 2008 CHINA ACQUISITION CORP.

By:
Name: Kerry Propper
Title: Chief Executive Officer and Director

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:
Name: Steven G. Nelson
Title: President & Chairman of the Board

SCHEDULE A

Schedule of fees pursuant to Section 3(c) of Investment Management Trust Agreement
between Chardan 2008 China Acquisition Corp. and
Continental Stock Transfer & Trust Company

Fee Item	Time and method of payment	Amount
Initial acceptance fee	Initial closing of IPO by wire transfer	$1,000.00
Annual fee	First year, initial closing of IPO by wire transfer; thereafter on the anniversary of the effective date of the IPO by wire transfer or check	$3,000.00
Transaction processing fee for disbursements to Company under Sections 2(a) and 2(b)	Deduction by Trustee from disbursement made to Company under Section 2(b)	$250.00

Dated: _____ __, 2008

AGREED:

CHARDAN 2008 CHINA ACQUISITION CORP.

By:
Name: Kerry Propper
Title: Chief Executive Officer and Director

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:
Name: Steven G. Nelson
Title: President & Chairman of the Board

EXHIBIT A

[LETTERHEAD OF COMPANY]

[INSERT DATE]

Continental Stock Transfer & Trust Company
17 Battery Place
New York, New York 10004
Attn.: Steven Nelson & Frank Di Paolo

Re: Trust Account No. [____________] Termination Letter

Gentlemen:

Pursuant to the Investment Management Trust Agreement between Chardan 2008 China Acquisition Corp. (the “Company”) and Continental Stock Transfer & Trust Company (the “Trustee”), dated as of _____ __, 2008 (the “Agreement”), this is to advise you that the Company has entered into an agreement (a “Business Agreement”) with _____________ (the “Target Business”) to consummate a business combination with Target Business (a “Business Combination”) on or about _____ __ 20__. The Company shall notify you at least 24 hours in advance of the actual date of the consummation of the Business Combination (the “Consummation Date”).

In accordance with the terms of the Agreement, we hereby authorize you to commence liquidation of the Trust Account to the effect that, on the Consummation Date, all of the funds held in the Trust Account will be immediately available for transfer to the account or accounts that the Company shall direct on the Consummation Date.

On the Consummation Date (i) counsel for the Company shall deliver to you written notification that the Business Combination has been consummated, and (ii) the Company shall deliver to you written instructions with respect to the transfer of the funds held in the Trust Account (the “Instruction Letter”). You are hereby directed and authorized to transfer the funds held in the Trust Account, including, pursuant to the terms of the Underwriting Agreement, dated as of _____ __, 2008, between the Company and the Representative, the portion of the Property attributable to the Deferred Discount (as defined in the Agreement), immediately upon your receipt of the counsel’s letter and the Instruction Letter, in accordance with the terms of the Instruction Letter. In the event that certain deposits held in the Trust Account may not be liquidated by the Consummation Date without penalty, you will notify the Company of the same and the Company shall direct you as to whether such funds should remain in the Trust Account and be distributed after the Consummation Date to the Company or be distributed immediately and the penalty incurred. Upon the distribution of all the funds in the Trust Account pursuant to the terms hereof, the Agreement shall be terminated.

In the event that the Business Combination is not consummated on the Consummation Date described in the notice thereof and we have not notified you on or before the original Consummation Date of a new Consummation Date, then the funds held in the Trust Account shall be reinvested as provided in the Agreement on the business day immediately following the Consummation Date as set forth in the notice.

Very truly yours,

CHARDAN 2008 CHINA ACQUISITION CORP.

Name:
Title:

EXHIBIT B

[LETTERHEAD OF COMPANY]

[INSERT DATE]

Continental Stock Transfer & Trust Company
17 Battery Place
New York, New York 10004
Attn.: Steven Nelson & Frank Di Paolo

Re: Trust Account No. [____________] Termination Letter

Gentlemen:

Pursuant to paragraph 1(i) of the Investment Management Trust Agreement between Chardan 2008 China Acquisition Corp. (the “Company”) and Continental Stock Transfer & Trust Company (“Trustee”), dated as of _____ __, 2008 (the “Agreement”), this letter is to advise you that the board of directors of the Company has voted to dissolve and liquidate the Company. Attached hereto is a copy of the minutes of the meeting of the board of directors of the Company relating thereto, certified by the Secretary of the Company as true and correct and in full force and effect.

In accordance with the terms of the Agreement, we hereby authorize you, to commence liquidation of the Trust Account. You will notify the Company and      (the “Designated Paying Agent”) in writing as to when all of the funds in the Trust Account will be available for immediate transfer (“Transfer Date”). The Designated Paying Agent shall thereafter notify you as to the account or accounts of the Designated Paying Agent that the funds in the Trust Account should be transferred to on the Transfer Date so that the Designated Paying Agent may commence distribution of such funds in accordance with the Company’s instructions. You shall have no obligation to oversee the Designated Paying Agent’s distribution of the funds. Upon the payment to the Designated Paying Agent of all the funds in the Trust Account, the Agreement shall be terminated.

Very truly yours,

CHARDAN 2008 CHINA ACQUISITION CORP.

Name:
Title: